Exhibit 99.1

News Announcement

CONTACT:

Star Gas Partners	Robert Rinderman,
Steven Hecht
Investor Relations	Jaffoni & Collins Incorporated
203/328-7310	212/835-8500 or SGU@jcir.com

FOR IMMEDIATE RELEASE

STAR GAS FILES AMENDMENT NO. 2

TO ITS REGISTRATION STATEMENT ON FORM S-3

Announces Volume Information for the Three Months Ended March 31, 2006

STAMFORD, CT (April 3, 2006) – Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU, SGH) announced today that it has filed Amendment No. 2 to its Registration Statement on Form S-3 with respect to a previously announced rights offering to its common unitholders. As previously announced, the record date for the rights offering is the close of business on Thursday, April 6, 2006.

The Amendment to the Form S-3 disclosed that for the three months ended March 31, 2006, retail volume of home heating oil declined by an estimated 61.7 million gallons, or 25.2%, to 183.3 million gallons, as compared to 245.0 million gallons for the three months ended March 31, 2005. The Partnership believes that the decline was due to net customer attrition, customer conservation efforts and the impact of warmer temperatures. Based on estimates, the Partnership believes that temperatures were approximately 15% warmer for the three months ended March 31, 2006, as compared to the three months ended March 31, 2005. Star Gas expects that home heating oil volume sold for the remainder of fiscal 2006 will be substantially less than in the comparable period in fiscal 2005 due to net customer attrition, customer conservation efforts and other factors such as delivery scheduling.”

Forward Looking Information

This news release includes “forward-looking statements” which represent the Partnership’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the approval of the recapitalization; the effect of weather conditions on our financial performance; anticipated proceeds from weather insurance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to effect strategic acquisitions or redeploy underperforming assets; the ultimate disposition of excess proceeds from the sale of the propane segment should the recapitalization not be consummated; the impact of litigation; the ongoing impact of the business process redesign project at the heating oil segment and our ability to address issues related to that project; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future environmental, health and safety regulations; customer creditworthiness; and marketing plans. All statements other than statements of historical facts included in this news release are forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Partnership’s expectations (“Cautionary Statements”) are disclosed in this news release and in the Partnership’s Annual Report on Form 10-K for the year ended September 30, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

About Star Gas Partners

Star Gas Partners, L.P. is the nation’s largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings and by visiting Star’s website at www.star-gas.com.